UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 3, 2023

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414
(Commission File Number)
Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

5718 Westheimer Road, Suite 700

Houston, Texas 77057

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001	WTI	New York Stock Exchange

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2023, W&T Offshore, Inc. (the “Company”) announced the resignation of Janet Yang, Executive Vice President and Chief Financial Officer, effective on May 11, 2023. Ms. Yang delivered her notice on April 3, 2023, and disclosed that for family reasons, she and her family will be relocating to another city. Ms. Yang further disclosed that her resignation is not the result of any dispute or disagreement with the Company, including any matters relating to the Company’s accounting practices or financial reporting. Ms. Yang will continue in her role as Executive Vice President and Chief Financial Officer through May 11, 2023, during which time she will assist in the transition of her responsibilities and duties.

In connection with Ms. Yang’s resignation, the Board of Directors (the “Board”) appointed Bart P. “Trey” Hartman, III, currently serving as Vice President and Chief Accounting Officer, as the Company’s Interim Chief Financial Officer, effective May 11, 2023, until such time as the Board appoints Ms. Yang’s permanent successor.

Mr. Hartman, age 48, joined the Company as Controller in April 2021, and was promoted to Vice President and Chief Accounting Officer in May 2022. He previously served as Vice President – Controller for Sheridan Production Company from November 2015 to May 2020.  Prior to joining Sheridan, Mr. Hartman served as Vice President and Controller at Halcon Resources Corporation from October 2012 to November 2015. Before joining Halcon Resources, Mr. Hartman held various successive roles including Assistant Controller at Petrohawk Energy from 2006 to 2011 and at BHP Billiton (after the sale of Petrohawk) from 2011 to 2012.  Mr. Hartman began his career in the Audit practice of PricewaterhouseCoopers, LLP in 1997. Mr. Hartman has a Bachelor of Business Administration in Accounting and a Master of Science in Accounting from Texas A&M University.  He is a Certified Public Accountant in the State of Texas.

There are no family relationships between Mr. Hartman and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Hartman that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Hartman and any other persons pursuant to which he was selected as Interim Chief Financial Officer.

Item 7.01	Regulation FD Disclosure.

On April 6, 2023, the Company issued a press release announcing the foregoing management changes. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated April 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: April 6, 2023	By:	/s/ Jonathan Curth
	Name:	Jonathan Curth
	Title:	Executive Vice President, General Counsel and Corporate Secretary